Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com

Brandywine Realty Trust Announces $0.36 FFO per Diluted Share for the Second Quarter 2014,
a 16% Increase over the Second Quarter 2013

Radnor, PA, July 23, 2014 - Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of urban, town center and suburban office properties in the mid-Atlantic region and other select markets throughout the United States, today reported its financial and operating results for the three and six-month period ended June 30, 2014.

“Our second quarter performance demonstrated excellent progress towards achieving our 2014 business plan,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust. “Our portfolio continued to produce strong results with improvements to NOI, same store growth and tenant retention. We remain excited about the ongoing recovery in our real estate market, our improving portfolio quality and our redevelopment initiatives. Reflecting our second quarter results, we are increasing the low end of our 2014 FFO guidance range by $0.01 from $1.42 to $1.48 per diluted share to $1.43 to $1.48 per diluted share.”

Financial Highlights - Second Quarter

▪
Funds from Operations (FFO) available to common shares and units in the second quarter of 2014 totaled $57.3 million or $0.36 per diluted share versus $48.8 million or $0.31 per diluted share in the second quarter of 2013. FFO for the three months of 2013 was impacted by a $1.1 million loss on the early extinguishment of debt and $0.3 million of various transaction costs included within G&A expense. Our second quarter 2014 payout ratio ($0.15 common share distribution / $0.36 FFO per diluted share) was 41.7%.

▪
Net Income allocated to common shares totaled $0.4 million or $0.00 per diluted share in the second quarter of 2014 compared to a net income of $5.3 million or $0.03 per diluted share in the second quarter of 2013.

▪
In the second quarter of 2014, we incurred $22.9 million of revenue maintaining capital expenditures which along with other adjustments to FFO, resulted in $28.4 million or $0.18 per diluted share of Cash Available for Distribution (CAD). In the second quarter of 2013, we incurred $14.4 million of revenue maintaining capital expenditures that resulted in $30.3 million or $0.19 per diluted share of CAD. Our second quarter 2014 CAD payout ratio was 83.3% ($0.15 common share distribution / $0.18 CAD per diluted share).

Financial Highlights - Six Months

▪
Our FFO available to common shares and units in the first six months of 2014 totaled $110.9 million or $0.69 per diluted share versus $100.5 million or $0.66 per diluted share in the first six months of 2013. FFO for the first six months of 2014 was impacted by (i) G&A expense includes $0.6 million due to employee severance costs, (ii) $1.2 million gain on the sale of a vacant land parcel, (iii) $0.8 million of unrecovered weather-related costs, and (iv) $0.2 million of transaction costs included within G&A expense associated with the acquisition of a land development project in Austin, Texas. FFO for the six months of 2013 was impacted by a $1.1 million loss on the early extinguishment of debt and $0.3 million of various transaction costs included within G&A expense. Our first six months 2014 FFO payout ratio ($0.30 common share distribution / $0.69 FFO per diluted share) was 43.5%.

▪
Net loss allocated to common shares totaled $3.7 million or ($0.02) per diluted share in the first six months of 2014 compared to net income of $7.4 million or $0.05 per diluted share in the first six months of 2013.

555 East Lancaster Avenue, Suite 100, Radnor, PA 19087             Phone: (610) 325-5600 • Fax: (610) 325-5622

•
In the first six months of 2014, we incurred $37.6 million of revenue maintaining capital expenditures which along with other adjustments to FFO, resulted in $62.9 million or $0.39 per diluted share of CAD. In the first six months of 2013, we incurred $27.7 million of revenue maintaining capital expenditures which resulted in $63.4 million, or $0.42 per diluted share of CAD. Our first six months 2014 CAD payout ratio was 76.9% ($0.30 common share distribution / $0.39 CAD per diluted share).

Portfolio Highlights

▪
In the second quarter of 2014, our Net Operating Income (NOI) excluding termination revenues and other income items increased 3.5% on a GAAP basis and 6.7% on a cash basis for our 196 same store properties, which were 89.5% and 87.5% occupied on June 30, 2014 and June 30, 2013, respectively.

▪
During the second quarter of 2014, we leased over 1.0 million square feet and commenced occupancy on 587,000 square feet. The second quarter occupancy activity includes 272,000 square feet of renewals, 148,000 square feet of new leases and 167,000 square feet of tenant expansions. We have an additional 564,000 square feet of executed new leasing scheduled to commence subsequent to June 30, 2014.

▪
During the second quarter of 2014, we achieved a 77.9% tenant retention ratio in our core portfolio with net absorption of 23,000 square feet. Second quarter rental rate growth was 2.6% as our renewal rental rates increased 1.3% and our new lease/expansion rental rates increased 6.0%, both on a GAAP basis.

▪	At June 30, 2014, our core portfolio of 201 properties comprising 24.0 million square feet was 89.3% occupied and we are now 91.7% leased (reflecting new leases commencing after June 30, 2014).

Investments

▪
As previously announced, on April 3, 2014, we contributed two, Class A office buildings totaling 192,000 of net rentable square feet known as Four Points Centre in Austin, Texas to our existing Austin Joint Venture (the “Venture”) with DRA Advisors, LLC (“DRA”). The contribution fair value of the properties total $41.5 million which equaled the acquisition price we paid in December 2013. In order for the Venture to purchase the properties DRA contributed $5.9 million, Brandywine equity contribution totaled $5.9 million, and the Venture borrowed $29.0 million. As a result, we received a cash distribution of $34.4 million from the Venture. The secured loan bears interest at a fixed rate of 4.50% and matures on April 6, 2019.

Investment Highlights

▪
During the first quarter 2014, we acquired a 54 acre development site and land improvements in the southwest submarket in Austin, Texas known as Encino Trace for $14.0 million, representing a land value of $29.00 per buildable square foot. The site is fully entitled and permitted to develop two 4-story office buildings totaling 320,000 rentable square feet and a 1,375 space parking deck. One building, totaling 159,000 square feet, is 75% pre-leased to an anchor tenant and we commenced development during the first quarter 2014. During the second quarter 2014, we commenced construction of the second building totaling 161,000 square feet. We anticipate both buildings will be completed during the second quarter of 2015 and upon each building reaching stabilization, will be contributed to our existing Venture with DRA. Our total anticipated project costs are approximately $87.4 million with $18.7 million funded as of June 30, 2014. We anticipate funding the remaining development costs, totaling $68.8 million from available corporate funds resulting in an 8% yield on cost.

▪
We are underway with the development of FMC Tower at Cira Centre South, a trophy class, mixed-use office tower designed by the architectural firms of Pelli Clark Pelli and Bower Lewis Thrower to be located at the southern-end of our Cira Centre complex in University City. Groundbreaking occurred on May 14, 2014 with completion scheduled for June 2016. Upon completion, we anticipate FMC Tower at Cira Centre South will approximate 870,000 rentable square feet comprising 635,000 square feet of office space, 4,000 square feet of retail space and 268 luxury apartment suites, of which up to 100 units will be fully furnished with concierge services and the balance to be market rate rental apartments. Given the increased size of the project, our total anticipated investment is approximately $385 million including costs to complete the furnished residential units.

Brandywine has executed a 16-year lease with FMC for 280,000 square feet including their recent expansion and a 20-year lease with the University of Pennsylvania for 100,000 square feet, resulting in total office pre-leasing of 60%. Initial funding of the development will be from available corporate funds with a review underway of other institutional debt and/or equity sources.

▪
We are continuing the $158.5 million development of evo at Cira Centre South, a 33-story, 850-bed student housing tower in the University City submarket of Philadelphia, Pennsylvania, which we are developing in a 30/30/40 joint venture with Campus Crest Communities, Inc. (30%) and Harrison Street Real Estate Capital (40%), with delivery by September 1, 2014. The partners have fulfilled their $60.7 million equity contributions and funding through the $97.8 million construction loan is underway with $60.1 million advanced as of June 30, 2014.

▪
As previously announced, we and an affiliate of The Shooshan Company entered into a 50/50 joint venture to build 4040 Wilson Boulevard, a 426,900 square foot office building representing the final phase of the eight-building, mixed-use, Liberty Center complex developed by Shooshan in the Ballston submarket of Arlington, Virginia. Shooshan contributed its land parcel to the venture, and we will contribute up to $36.0 million of which $16.4 million has been funded as of June 30, 2014. The joint venture commenced construction of the 544-space garage in May 2014. The garage will cost approximately $21.0 million. Groundbreaking of the building will occur upon reaching certain pre-leasing levels, at which point the joint venture expects to seek third-party construction financing.

▪
We are continuing the $77.0 million development of The Parc at Plymouth Meeting, a 398-unit multi-family project in Plymouth Meeting, Pennsylvania, in a 50/50 joint venture with Toll Brothers which we expect to complete by the end of 2015. The partners fully funded $31.0 million of initial project equity with our share fully satisfied by our contribution of the underlying land parcel. The remaining construction costs are being funded from a $56.0 million construction facility whose closing in December 2013 resulted in a $3.0 million return of capital to each partner. As of June 30, 2014, $28.0 million had been spent on the development of which $6.2 million has been funded by draws on the construction loan.

Brandywine Awards

▪
In April 2014, the U.S. Environmental Protection Agency recognized Brandywine as a 2014 ENERGY STAR Partner of the Year for strategically managing and improving the energy efficiency of our entire portfolio. Through our partnership with the ENERGY STAR program, we have improved our energy performance, reduced consumption, saved money, and helped to protect the environment for future generations. The 2014 Partner of the Year Awards are given to a variety of organizations to recognize their contributions to reducing greenhouse gas emissions through superior energy efficiency. The award winners are selected from the 16,000 partners that participate in the ENERGY STAR program.

▪
In June 2014, NAIOP, the Commercial Real Estate Development Association, announced the selection of Brandywine as the 2014 Developer of the Year - the association’s highest honor. “Brandywine’s unique ability to adapt to changing market conditions coupled with its financial stability, longstanding record of community engagement, commitment to the environment by establishing an award-winning sustainability program and dedication to industry service and leadership make it ‘the’ company to emulate across our industry and one in which we are proud to recognize as the 2014 Developer of the Year,” said Thomas J. Bisacquino, NAIOP President and CEO. The 2014 Developer of the Year award will be presented on October 28th at NAIOP’s Development ’14: The Meeting for Commercial Real Estate in Denver, Colorado. Brandywine was selected from an impressive slate of nominees and was evaluated by a team of seasoned developers on the following criteria: outstanding quality of projects and services; active support of the industry through NAIOP; financial consistency and stability; ability to adapt to market conditions; and support of the local community.

Capital Markets Highlights

▪
At June 30, 2014, our net debt to gross assets measured 42.8%, reflecting no outstanding balance on our $600.0 million unsecured revolving credit facility and $234.8 million of cash and cash equivalents on hand.

▪	For the quarter ended June 30, 2014, we had a 2.8 EBITDA to interest coverage ratio and a 6.9 ratio of net debt to annualized quarterly consolidated EBITDA.

Distributions
On May 29, 2014, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on July 21, 2014 to shareholders of record as of July 7, 2014. Our Board also declared a quarterly dividend distribution of $0.43125 for each 6.90% Series E Cumulative Redeemable Preferred Share that was paid on July 15, 2014 to holders of record as of June 30, 2014.
2014 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our previously issued 2014 guidance of $1.42 to $1.48 FFO per diluted share to $1.43 to $1.48 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2014 FFO and earnings per diluted share:

Guidance for 2014	Range or Value
Earnings per diluted share allocated to common shareholders	$0.02	to	$0.07
Plus: real estate depreciation and amortization	1.41		1.41

FFO per diluted share	$1.43	to	$1.48
Our 2014 FFO guidance does not include income arising from the sale of undepreciated real estate. Our 2014 earnings and FFO per diluted share each reflect $0.075 per diluted share of non-cash income attributable to the fourth of five annual recognitions of 20% of the net benefit of the rehabilitation tax credit financing on the 30th Street Post Office. Other key assumptions include:

•	Occupancy improving to a range of 91 - 92% by year-end 2014 with 93 - 94% leased;

•	6.0% - 8.0% GAAP increase in overall lease rates with a resulting 3.0% - 5.0% increase in 2014 same store GAAP NOI;

•	Solely for the purpose of computing guidance, no equity or debt capital markets activity, including no share issuances under our ATM Program, and no acquisition activity;

•	$150.0 million of net sales activity at an 8.5% capitalization rate weighted to the second half of 2014; and

•	FFO per diluted share based on 160.2 million fully diluted weighted average common shares.

Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.
Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was incurred. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.

Second Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, July 24, 2014 at 9:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #14727649. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, August 7, 2014 by calling 1-855-859-2056 and providing access code #14727649. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.

We have prepared a supplemental information package that includes financial results and operational statistics related to the second quarter earnings report. The supplemental information package is available in the “Investor Relations - Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead - Third Quarter 2014 Conference Call
We anticipate we will release our third quarter 2014 earnings on Wednesday, October 22, 2014, after the market close and will host our third quarter 2014 conference call on Thursday, October 23, at 9:00 a.m. EDT. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center and suburban office portfolio comprising 284 properties and 33.7 million square feet as of June 30, 2014. For more information, please visit www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2013. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31
	2014	2013
	(unaudited)
ASSETS
Real estate investments:
Operating properties	$4,689,892	$4,669,289
Accumulated depreciation	(1,045,016)	(983,808)
Operating properties, net	3,644,876	3,685,481
Construction-in-progress	92,713	74,174
Land inventory	90,266	93,351
Real estate investments, net	3,827,855	3,853,006
Cash and cash equivalents	234,836	263,207
Accounts receivable, net	21,622	17,389
Accrued rent receivable, net	131,280	126,295
Investment in real estate ventures, at equity	186,042	180,512
Deferred costs, net	123,592	122,954
Intangible assets, net	112,140	132,329
Other assets	66,806	69,403
Total assets	$4,704,173	$4,765,095

LIABILITIES AND EQUITY
Mortgage notes payable	$662,478	$670,151
Unsecured term loans	450,000	450,000
Unsecured senior notes, net of discounts	1,475,772	1,475,230
Accounts payable and accrued expenses	83,114	83,693
Distributions payable	25,588	25,584
Deferred income, gains and rent	70,519	71,635
Acquired lease intangibles, net	29,116	34,444
Other liabilities	37,144	32,923
Total liabilities	2,833,731	2,843,660

Brandywine Realty Trust's equity:
Preferred shares - Series E	40	40
Common shares	1,571	1,566
Additional paid-in capital	2,975,070	2,971,596
Deferred compensation payable in common stock	6,303	5,407
Common shares held in grantor trust	(6,303)	(5,407)
Cumulative earnings	522,520	522,528
Accumulated other comprehensive loss	(6,105)	(2,995)
Cumulative distributions	(1,643,241)	(1,592,515)
Total Brandywine Realty Trust's equity	1,849,855	1,900,220

Non-controlling interests	20,587	21,215
Total equity	1,870,442	1,921,435

Total liabilities and equity	$4,704,173	$4,765,095

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue
Rents	$121,622	$116,064	$243,293	$230,672
Tenant reimbursements	20,502	19,560	43,962	39,901
Termination fees	3,349	410	5,552	906
Third party management fees, labor reimbursement and leasing	4,187	3,153	8,337	6,389
Other	840	1,457	1,470	2,330
Total revenue	150,500	140,644	302,614	280,198

Operating Expenses
Property operating expenses	43,136	39,433	89,937	78,782
Real estate taxes	12,841	14,177	26,298	28,472
Third party management expenses	1,730	1,363	3,446	2,788
Depreciation and amortization	52,587	49,241	105,157	98,717
General & administrative expenses	6,005	7,336	14,186	13,887
Total operating expenses	116,299	111,550	239,024	222,646

Operating income	34,201	29,094	63,590	57,552

Other income (expense)
Interest income	385	122	770	180
Interest expense	(31,512)	(30,437)	(63,356)	(61,351)
Amortization of deferred financing costs	(1,197)	(1,183)	(2,386)	(2,344)
Interest expense - financing obligation	(316)	(211)	(588)	(429)
Equity in income (loss) of real estate ventures	(489)	1,508	(247)	3,043
Net gain (loss) on sale of undepreciated real estate	(3)	—	1,184	—
Net gain from remeasurement of investment in real estate ventures	458	7,847	458	7,847
Net gain (loss) on real estate venture transactions	(282)	3,683	(417)	3,683
Loss on early extinguishment of debt	—	(1,113)	—	(1,116)

Net gain (loss) from continuing operations	1,245	9,310	(992)	7,065

Discontinued operations:
Income from discontinued operations	26	129	18	989
Net gain (loss) on disposition of discontinued operations	903	(2,259)	903	3,045
Total discontinued operations	929	(2,130)	921	4,034

Net income (loss)	2,174	7,180	(71)	11,099

Net (income) loss from discontinued operations attributable to non-controlling interests - LP units	(10)	25	(10)	(53)
Net loss attributable to non-controlling interests - partners' share of consolidated real esate ventures	24	—	12	—
Net (income) loss from continuing operations attributable to non-controlling interests - LP units	5	(87)	49	(37)
Net (income) loss attributable to non-controlling interests	19	(62)	51	(90)

Net income (loss) attributable to Brandywine Realty Trust	2,193	7,118	(20)	11,009
Preferred share distributions	(1,725)	(1,725)	(3,450)	(3,450)
Nonforfeitable dividends allocated to unvested restricted shareholders	(83)	(85)	(186)	(193)

Net income (loss) attributable to common shareholders	$385	$5,308	$(3,656)	$7,366

PER SHARE DATA
Basic income (loss) per common share	$—	$0.03	$(0.02)	$0.05

Basic weighted-average shares outstanding	157,037,348	155,347,384	156,916,356	149,508,957

Diluted income (loss) per common share	$—	$0.03	$(0.02)	$0.05

Diluted weighted-average shares outstanding	157,037,348	156,691,201	156,916,356	150,666,245

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Reconciliation of Net Income to Funds from Operations:
Net income (loss) attributable to common shareholders	$385	$5,308	$(3,656)	$7,366

Add (deduct):
Net income (loss) attributable to non-controlling interests - LP units	(5)	87	(49)	37
Nonforfeitable dividends allocated to unvested restricted shareholders	83	85	186	193
Net (gain) loss on real estate venture transactions	282	(3,683)	417	(3,683)
Net income (loss) from disc ops attributable to non-controlling interests - LP units	10	(25)	10	53
Net (gain) loss on disposition of discontinued operations	(903)	2,259	(903)	(3,045)
Net gain from remeasurement of investment in real estate ventures	(458)	(7,847)	(458)	(7,847)

Depreciation and amortization:
Real property - continuing operations	40,964	40,267	81,641	80,300
Leasing costs including acquired intangibles - continuing operations	11,578	8,943	23,437	18,350
Real property - discontinued operations	—	337	—	1,844
Leasing costs including acquired intangibles - discontinued operations	—	1	—	2
Company's share of unconsolidated real estate ventures	5,586	3,234	10,794	7,383
Partners' share of consolidated joint ventures	(52)	—	(101)	—

Funds from operations	$57,470	$48,966	$111,318	$100,953
Funds from operations allocable to unvested restricted shareholders	(201)	(176)	(436)	(435)

Funds from operations available to common share and unit holders (FFO)	$57,269	$48,790	$110,882	$100,518

FFO per share - fully diluted	$0.36	$0.31	$0.69	$0.66

Weighted-average shares/units outstanding - fully diluted	160,330,365	158,475,513	160,130,850	152,481,101

Distributions paid per common share	$0.15	$0.15	$0.30	$0.30

FFO payout ratio (Distributions paid per common share/ FFO per diluted share)	41.7%	48.4%	43.5%	45.5%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$57,269	$48,790	$110,882	$100,518

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(3,591)	(5,734)	(7,183)	(11,250)
Financing Obligation - 3141 Fairview Drive	(264)	(155)	(491)	(305)
Deferred market rental income, including discontinued operations	(1,754)	(1,793)	(3,698)	(3,588)
Company's share of unconsolidated real estate ventures' straight-line and deferred market rent	(765)	(330)	(1,475)	(718)
Straight-line ground rent and deferred market ground rent expense activity	22	427	44	925
Stock-based compensation costs	708	2,053	3,118	3,904
Fair market value amortization - mortgage notes payable	(434)	91	(867)	182
Losses from early extinguishment of debt	—	1,113	—	1,116
Acquisition-related costs	109	290	212	301
Sub-total certain items	(5,969)	(4,038)	(10,340)	(9,433)
Less: Revenue maintaining capital expenditures:
Building improvements	(338)	(868)	(600)	(1,722)
Tenant improvements	(15,770)	(9,994,000)	(27,944)	(16,622)
Lease commissions	(6,823)	(3,542)	(9,082)	(9,320)
Total revenue maintaining capital expenditures	(22,931)	(14,404)	(37,626)	(27,664)

Cash available for distribution	$28,369	$30,348	$62,916	$63,421

CAD per share - fully diluted	$0.18	$0.19	$0.39	$0.42

Weighted-average shares/units outstanding - fully diluted	160,330,365	158,475,513	160,130,850	152,481,101

Distributions paid per common share	$0.15	$0.15	$0.30	$0.30

CAD payout ratio (Distributions paid per common share / CAD per diluted share)	83.3%	78.9%	76.9%	71.4%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - 2ND QUARTER
(unaudited and in thousands)

Of the 205 properties owned by the Company as of June 30, 2014, a total of 196 properties ("Same Store Properties") containing an aggregate of 21.8 million net rentable square feet were owned for the entire three-month periods ended June 30, 2014 and 2013. Average occupancy for the Same Store Properties was 89.4% during 2014 and 87.7% during 2013. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended June 30,
	2014	2013

Revenue
Rents	$109,536	$107,945
Tenant reimbursements	15,890	14,925
Termination fees	2,965	410
Other	500	926
Total revenue	128,891	124,206

Operating expenses
Property operating expenses	38,496	36,949
Real estate taxes	10,911	11,733

Net operating income	$79,484	$75,524

Net operating income - percentage change over prior year	5.2%

Net operating income, excluding net termination fees & other	$76,809	$74,203

Net operating income, excluding net termination fees & other - percentage change over prior year	3.5%

Net operating income	$79,484	$75,524
Straight line rents	(2,732)	(5,156)
Above/below market rent amortization	(1,421)	(1,432)
Non-cash ground rent	22	498

Cash - Net operating income	$75,353	$69,434

Cash - Net operating income - percentage change over prior year	8.5%

Cash - Net operating income, excluding net termination fees & other	$72,678	$68,113

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	6.7%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended June 30,
	2014	2013

Net income (loss):	$2,174	$7,180
Add/(deduct):
Interest income	(385)	(122)
Interest expense	31,512	30,437
Amortization of deferred financing costs	1,197	1,183
Interest expense - financing obligation	316	211
Equity in income of real estate ventures	489	(1,508)
Net loss on sale of undepreciated real estate	3	—
Net gain from remeasurement of investment in real estate ventures	(458)	(7,847)
Net (gain) loss on real estate venture transactions	282	(3,683)
Loss on early extinguishment of debt	—	1,113
Depreciation and amortization	52,587	49,241
General & administrative expenses	6,005	7,336
Total discontinued operations	(929)	2,130

Consolidated net operating income	92,793	85,671
Less: Net operating income of non same store properties	(9,690)	(1,968)
Less: Eliminations and non-property specific net operating income	(3,619)	(8,179)

Same Store net operating income	$79,484	$75,524

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - SIX MONTHS
(unaudited and in thousands)

Of the 205 properties owned by the Company as of June 30, 2014, a total of 196 properties ("Same Store Properties") containing an aggregate of 21.8 million net rentable square feet were owned for the entire six-month periods ended June 30, 2014 and 2013. Average occupancy for the Same Store Properties was 89.1% during 2014 and 87.7% during 2013. The following table sets forth revenue and expense information for the Same Store Properties:

	Six Months Ended June 30,
	2014	2013

Revenue
Rents	$218,295	$214,698
Tenant reimbursements	34,382	31,049
Termination fees	5,168	906
Other	879	1,547
Total revenue	258,724	248,200

Operating expenses
Property operating expenses	80,189	74,912
Real estate taxes	22,229	23,555

Net operating income	$156,306	$149,733

Net operating income - percentage change over prior year	4.4%

Net operating income, excluding net termination fees & other	$152,176	$147,381

Net operating income, excluding net termination fees & other - percentage change over prior year	3.3%

Net operating income	$156,306	$149,733
Straight line rents	(5,372)	(9,813)
Above/below market rent amortization	(2,847)	(2,869)
Non-cash ground rent	44	925

Cash - Net operating income	$148,131	$137,976

Cash - Net operating income - percentage change over prior year	7.4%

Cash - Net operating income, excluding net termination fees & other	$144,001	$135,624

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	6.2%
The following table is a reconciliation of Net Income to Same Store net operating income:
	Six Months Ended June 30,
	2014	2013

Net income (loss):	$(71)	$11,099
Add/(deduct):
Interest income	(770)	(180)
Interest expense	63,356	61,351
Amortization of deferred financing costs	2,386	2,344
Interest expense - financing obligation	588	429
Equity in income of real estate ventures	247	(3,043)
Net gain on sale of undepreciated real estate	(1,184)	—
Net gain from remeasurement of investment in RE ventures	(458)	(7,847)
Net (gain) loss on real estate venture transactions	417	(3,683)
Loss on early extinguishment of debt	—	1,116
Depreciation and amortization	105,157	98,717
General & administrative expenses	14,186	13,887
Total discontinued operations	(921)	(4,034)

Consolidated net operating income	182,933	170,156
Less: Net operating income of non same store properties	(18,921)	(3,654)
Less: Eliminations and non-property specific net operating income	(7,706)	(16,769)
Same Store net operating income	$156,306	$149,733